(I)  Exhibit 99.1  Joint Filer Information
Name:  DCM III, L.P.
Address: 2420 Sand Hill Road, Menlo Park, CA 94025
Designated Filer: Doll, Dixon
Issuer and Ticker Symbol:  Neutral Tandem, Inc. (TNDM)
Date of Event Requiring Statement:  June 25, 2008
Name:  DCM III-A, L.P.
Address: 2420 Sand Hill Road, Menlo Park, CA 94025
Designated Filer: Doll, Dixon
Issuer and Ticker Symbol:  Neutral Tandem, Inc. (TNDM)
Date of Event Requiring Statement:  June 25, 2008
Name:  DCM Affiliates Fund III, L.P.
Address: 2420 Sand Hill Road, Menlo Park, CA 94025
Designated Filer: Doll, Dixon
Issuer and Ticker Symbol:  Neutral Tandem, Inc. (TNDM)
Date of Event Requiring Statement:  June 25, 2008
Name:  DCM INVESTMENT MANAGEMENT III, LLC
Address: 2420 Sand Hill Road, Menlo Park, CA 94025
Designated Filer: Doll, Dixon
Issuer and Ticker Symbol:  Neutral Tandem, Inc. (TNDM)
Date of Event Requiring Statement:  June 25, 2008
Name:  Dixon R. Doll
Address: 2420 Sand Hill Road, Menlo Park, CA 94025
Designated Filer: Doll, Dixon
Issuer and Ticker Symbol:  Neutral Tandem, Inc. (TNDM)
Date of Event Requiring Statement:  June 25, 2008